RESTATED

                                     BY-LAWS

                                       OF

                               COMCAST CORPORATION

                                    * * * * *
                                  May 26, 2004

                                    * * * * *

         The By-Laws of the Corporation are restated in their entirety to read as follows:

                                    ARTICLE 1
                                     OFFICES

         Section 1.01 . Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board") shall determine from time to time.

         Section 1.02 . Other Offices. The Corporation may also have offices at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.

                                   ARTICLE 2
                            MEETINGS OF SHAREHOLDERS

         Section 2.01 . Place of Meetings of Shareholders. Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such geographic location is so fixed by the Board of Directors or the Board of Directors does not determine to hold a meeting by means of electronic technology (as provided in the next sentence) rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not by held at a particular geographic location.



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         Section 2.02 . Annual Meetings of Shareholders.

         (a) Time. Subject to Article SIXTH of the Articles of Incorporation, a meeting of the shareholders of the Corporation shall be held in each calendar year, on such date and at such time as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of June at 9:00 o'clock a.m., if not a holiday on which national banks are or may elect to be closed ("Holiday"), and if such day is a Holiday, then such meeting shall be held on the next business day at such time.

         (b) Election of Directors. At each such annual meeting commencing with the annual meeting held in 2004, there shall be held an election of Directors to serve for the ensuing year and until their successors shall have been selected and qualified or until their earlier death, resignation or removal.

         Section 2.03 . Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors. Special meetings of the shareholders may not be called by shareholders. Upon the written instruction of the Board of Directors, which instruction specifies the general nature of the business to be transacted at such meeting as well as the date, time and place of such meeting, it shall be the duty of the Secretary to give due notice thereof as required by Section 2.04 hereof.

         Section 2.04 . Notices of Meetings of Shareholders. Written notice, complying with Article 6 of these By-Laws, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting, other than those excepted by Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), at least twenty days prior to the day named for the meeting, except as provided in Section 6.07. Such notices may be given by, or at the direction of, the Secretary or other authorized person.

         Section 2.05 . Quorum of and Action by Shareholders.

         (a) General Rule. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present, in person or by proxy, as to at least one of the matters to be considered. Except as provided in subsections (c), (d) and (e) of this Section 2.05, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration of and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur, and, after such consideration and action,



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the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

         (b) Action by Shareholders. Except as otherwise specifically provided by law, all matters coming before a meeting of shareholders shall be determined by a vote of shares. Except as otherwise provided by a resolution adopted by the Board of Directors, by the Articles of Incorporation, by the Pennsylvania BCL or by these By-Laws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote with respect to such matter; provided that in no event may the required shareholder vote be reduced below that provided above.

         (c) Continuing Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         (d) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting called for the election of Directors that has been previously adjourned for one or more periods aggregating at least 5 days for lack of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors at such reconvened meeting.

         (e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 2.06 . Adjournments.

         (a) General Rule. Adjournments of any regular or special meeting of shareholders, including one at which Directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote shall direct.

         (b) Lack of Quorum. Without limiting the generality of Section 2.06(c), if a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the Pennsylvania BCL, adjourn the meeting to such time and place as they may determine. To the extent, as set forth in Section 2.05(a), that a quorum was not present with respect to consideration of and action on a particular matter at a duly called and organized meeting,



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consideration of and action on such matter may be adjourned to such date, time and place as those present may determine, and the balance of the matters to be considered at such meeting for which a quorum was present may be considered and acted upon at the initial meeting.

         (c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the Pennsylvania BCL requires notice of the business to be transacted and such notice has not been previously given.

         Section 2.07 . Voting List, Voting and Proxies.

         (a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the date, time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

         (b) Method of Voting. At the discretion of the presiding officer of a meeting of shareholders, (i) in elections for directors voting need not be by ballot but may be taken by voice, show of hands or such other method determined by the presiding officer unless it is required by vote of the shareholders, before the vote begins, that the vote be taken by ballot and (ii) with respect to any other action to be taken by vote at the meeting, as set forth in Section 2.05(b), voting need not be by ballot but may be taken by voice, show of hands or such other method determined by the presiding officer to the fullest extent permitted by applicable law (including the Pennsylvania BCL).

         (c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder's duly authorized attorney-in-fact and shall be filed with, or transmitted to, the Secretary of the Corporation or its designated agent. A shareholder or such shareholder's duly authorized attorney-in-fact may execute or authenticate in writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission.



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An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission.

         (d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the Pennsylvania BCL permits otherwise, this
Section 2.07(d) may be modified only by a By-Law amendment adopted by the shareholders.

         (e) No Action by Written Consent in Lieu of a Meeting. Subject to Article NINTH of the Articles of Incorporation, the shareholders shall not be permitted to act by written consent in lieu of a meeting.

         Section 2.08 . Participation in Meetings by Electronic Means. The Board of Directors may permit, by resolution with respect to a particular meeting of the shareholders, or the presiding officer of such meeting may permit, one or more persons to participate in that meeting, count for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board of Directors so permits by resolution, or the presiding officer of such meeting so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means.

         Section 2.09 . Business at Meetings of Shareholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or any successor provision thereto) or in these By-Laws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or
(b) be brought before the meeting at the direction of the Board of Directors, or
(c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) in the case of any matters intended to be brought by a


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shareholder before an annual meeting of shareholders for specific action at such meeting, have been specified in a written notice given to the Secretary of the Corporation, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with all of the following requirements:

                  (i) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

                  (ii) Each such Shareholder Notice must set forth: (A) the name and address of the shareholder who intends to bring the business before the meeting; (B) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (C) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

         Section 2.10 . Conduct Of Meetings Of Shareholders.

         (a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. Subject to Article SIXTH of the Articles of Incorporation, the presiding officer shall be appointed by the Board of Directors or in the manner authorized by the Board of Directors; provided that if a presiding officer is not designated by the Board of Directors or in the manner authorized by the Board of Directors, the Chairman of the Board shall be the presiding officer.

         (b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.



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         (c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The conduct of the meeting need not follow Robert's Rules of Order or any other published rules for the conduct of a meeting.

         (d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

         Section 3.01 . Board of Directors.

         (a) General Powers. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Unless the Pennsylvania BCL permits otherwise, this Section 3.01(a) may be modified only by a By-Law amendment adopted by the shareholders.

         (b) Number. Subject to Article SIXTH of the Articles of Incorporation, the number of Directors shall be as determined by the Board of Directors from time to time.

         (c) Vacancies. Each Director shall hold office until the expiration of the term for which such person was selected and until such person's successor has been selected and qualified or until such person's earlier death, resignation or removal. Subject to Article SIXTH of the Articles of Incorporation, any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining Director, or, if there are no remaining Directors, by the shareholders, and each person so selected shall be a Director to serve for the balance of the unexpired term.

         (d) Removal. The entire Board of Directors or any individual Director may be removed from office only for cause by the vote of the shareholders entitled to elect directors.

         (e) Qualification. A Director must be a natural person at least 18 years of age.



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         Section 3.02 . Place of Meetings. Meetings of the Board of Directors
may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may appoint from time to time or as may be designated in the notice of the meeting.

         Section 3.03 . Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following each annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time after the annual meeting of shareholders as the Board of Directors may designate. Subject to Article SIXTH of the Articles of Incorporation, at such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and time of other regular meetings of the Board of Directors.

         Section 3.04 . Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, the Chief Executive Officer, by the Board of Directors or by any officer of the Corporation authorized by Article SIXTH of the Articles of Incorporation to call special meetings of the Board of Directors for so long as such officer is also a Director of the Corporation.

         Section 3.05 . Participation in Meetings by Electronic Means. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were such Director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

         Section 3.06 . Notices of Meetings of Board of Directors.

         (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the place, date or time for holding such meeting as fixed in accordance with Section 3.03 of these By-Laws, in which event 48 hours' notice shall be given of the place and time of such meeting complying with Article 6 of these By-Laws.

         (b) Special Meetings. Written notice stating the place, date and time of any special meeting of the Board of Directors shall be sufficient if given at least 48 hours, as provided in Article 6, in advance of the date and time fixed for the meeting.

         Section 3.07 . Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the


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transaction of business and, subject to Article SIXTH of the Articles of
Incorporation and these By-Laws, the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from place to place and from time to time.

         Section 3.08 . Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all the Directors, executed pursuant to this Section 3.08, may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

         Section 3.09 . Committees.

         (a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in the By-Laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

                  (i) The submission to shareholders of any action requiring approval of shareholders under the Pennsylvania BCL.

                  (ii) The creation or filling of vacancies in the Board of Directors.

                  (iii) The adoption, amendment or repeal of the By-Laws.

                  (iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

                  (v) Action on matters committed by the Articles of Incorporation, the By-Laws or resolution of the Board of Directors to another committee of the Board of Directors.

         (b) Alternate Members. The Board of Directors may designate one or more Directors otherwise eligible to serve on a committee of the Board as alternate members of any committee who may replace any absent or disqualified



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member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

         (c) Term. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

         (d) Status of Committee Action. The term "Board of Directors" or "Board", when used in any provision of these By-Laws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board of Directors. Any provision of these By-Laws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee in accordance with this Section.

         Section 3.10 . Nomination. Nominations for the election of Directors may be made only (A) by the Board of Directors or (B) by any shareholder of record entitled to vote in the election of Directors generally at the record date of the meeting and also on the date of the meeting at which Directors are to be elected. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation, addressed to the attention of the President, (a) with respect to an election to be held at an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to such anniversary date, and (b) with respect either to an election to be held at an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or to a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Each such notice shall set forth: (i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated;
(ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be



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made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in his or her sole discretion, declare invalid or refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

                                    ARTICLE 4
                                    OFFICERS

         Section 4.01 . Election and Office. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer who, subject to Article SIXTH of the Articles of Incorporation, shall be elected by the Board of Directors. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors may create the positions of, define the powers and duties of and elect as additional officers one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The Chairman of the Board and any Vice Chairman of the Board must be a Director of the Corporation. The initial officers of the Corporation (other than the Chairman of the Board) shall be selected by the Chief Executive Officer in consultation with the Chairman of the Board.

         Section 4.02 . Term. Each officer of the Corporation shall hold office until his successor is selected and qualified or until his earlier death, resignation or removal. Subject to Article SIXTH of the Articles of Incorporation, any officer may be removed by a vote of a majority of the Directors then in office. The terms of the Chairman of the Board and the Chief Executive Officer are fixed pursuant to Article SIXTH of the Articles of Incorporation.

         Section 4.03 . Powers and Duties of the Chairman of the Board. The Chairman of the Board shall have such powers and shall perform such duties as are provided in Article SIXTH of the Articles of Incorporation.

         Section 4.04 . Powers and Duties of the Chief Executive Officer . The Chief Executive Officer shall have such powers and shall perform such duties as are provided in Article SIXTH of the Articles of Incorporation.

         Section 4.05 Powers and Duties of the President. The President shall have such powers and shall perform such duties as may, subject to Article SIXTH of the Articles of Incorporation, from time to time be assigned to the President by the Board of Directors.


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         Section 4.06 . Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the shareholders, the Board of Directors, and all committees of the Board, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

         Section 4.07 . Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

         Section 4.08 . Powers and Duties of the Vice Chairmen, Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors and subject to Article SIXTH of the Articles of Incorporation, each Vice Chairman, Executive Vice President, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer, except to the extent such powers and duties are limited by such superior officer or by the Board of Directors. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, with Executive Vice Presidents serving as superior officers to Senior Vice Presidents and Senior Vice Presidents serving as superior officers to Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be superior to the other Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within his or her area. The President shall be the superior officer of the Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and all other officer positions created by the Board of Directors unless



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the Board of Directors provides otherwise. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

         Section 4.09 . Vacancies. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

         Section 4.10 . Delegation of Office. Subject to Article SIXTH of the Articles of Incorporation, the Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

                                   ARTICLE 5
                                  CAPITAL STOCK

         Section 5.01 . Share Certificates.

         (a) Execution. Except as otherwise provided in Section 5.05, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

         (b) Designations, Voting Rights, Preferences, Limitations and Special Rights. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

         (c) Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation's Board of Directors, but not by any other person.

         Section 5.02 . Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer

         Section 5.03 . Determination of Shareholders of Record.

         (a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section 5.03 for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

         (b) Determination when No Record Date Fixed. If a record date is not fixed:

                  (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                  (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

                  (i) the classification of shareholder who may certify;

                  (ii) the purpose or purposes for which the certification may be made;

                  (iii) the form of certification and information to be contained therein;

                  (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

                  (v) such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         Section 5.04 . Lost Share Certificates. Unless waived in whole or in part by the Board of Directors or any of the Chairman, any Vice Chairman, the President, any Senior Vice President, Secretary or Treasurer, unless the Board of Directors prohibits such waiver by such officer, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate; provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

         Section 5.05 . Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5.02 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

                                   ARTICLE 6
                         NOTICES; COMPUTING TIME PERIODS

         Section 6.01 . Contents of Notice. Whenever any notice of a meeting of the Board of Directors or of shareholders is required to be given pursuant to these By-Laws or the Articles of Incorporation of the Corporation, as the same may be amended from time to time, or otherwise, the notice shall specify the geographic location, if any, date and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the By-Laws, the general nature of the business to be transacted at such meeting; and any other information required by law.

         Section 6.02 . Method of Notice. Any notice required to be given to any person under the provisions of the Articles of Incorporation or these By-Laws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing on the books of the Corporation, or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communication supplied by such person to the Corporation for purposes of notice. Notice delivered pursuant to clause (i) of the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) of the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided in these By-Laws, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

         Section 6.03 . Computing Time Periods.

         (a) Days to be Counted. In computing the number of days for purposes of these By-Laws, all days shall be counted, including Saturdays, Sundays and any Holiday; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

         (b) One Day Notice. In any case where only one day's notice is being given, notice must be given at least 24 hours in advance of the date and time specified for the meeting in question by delivery in person or by telephone, telex, telecopier or similar means of communication.

         Section 6.04 . Waiver of Notice. Whenever any notice is required to be given under the provisions of the Pennsylvania BCL or other applicable law or the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 6.05 . Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania BCL or the Articles of Incorporation or these By-Laws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

         Section 6.06 . Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice required by the Pennsylvania BCL or by the Articles of Incorporation or these By-Laws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

         Section 6.07 . Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder have been returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

                                    ARTICLE 7
           LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF
                      DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 7.01 . Limitation of Directors' Liability. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania BCL (relating to standard of care and justifiable reliance), and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, state or federal law.

         Section 7.02 . Indemnification and Insurance.

         (a) Indemnification of Directors and Officers.

                  (i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

                  (ii) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

                  (iii) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (iv) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                  (v) For purposes of this Article, (A) "Indemnitee" shall mean each Director and each officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

         (b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons, and provide for advancement of expenses to such persons in the manner set forth in (a)(ii), above, as though they were Indemnitees, except that, if Pennsylvania law continues to so require, to the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Directors and officers of entities that have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such Director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 7.02(b).

         (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in or pursuant to this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-Laws, agreement, vote of shareholders or Directors, or otherwise.

         (d) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

         (e) Fund For Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

         Section 7.03 . Amendment. The provisions of this Article 7 relating to the limitation of Directors' and officers' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these By-Laws relating to their amendment generally, any repeal or amendment of this Article 7 which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws, no repeal or amendment of these By-Laws shall affect any or all of this Article so as either to reduce the limitation of Directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast at least eighty percent (80%) of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Section 7.04 . Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law, as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   ARTICLE 8
                                   FISCAL YEAR

         Section 8.01 . Determination of Fiscal Year. Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

                                   ARTICLE 9
                            ARTICLES OF INCORPORATION

         Section 9.01 . Inconsistent Provisions. In the event of any conflict between the provisions of these By-Laws and the provisions of the Articles of Incorporation, including, but not limited to, Article SIXTH of the Articles of

Incorporation, the provisions of the Articles of Incorporation shall govern and control.

                                   ARTICLE 10
                                   AMENDMENTS

         Section 10.01 . Amendments. Except as otherwise provided in these By-Laws or in the Articles of Incorporation, including Article SIXTH, Article SEVENTH and Article TENTH of the Articles of Incorporation:

         (a) Shareholders. The shareholders entitled to vote thereon shall have the power to alter, amend or repeal these By-Laws, by the vote of a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. In the case of a meeting of shareholders to amend or repeal these By-Laws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws.

         (b) Board of Directors. The Board of Directors (but not a committee thereof) shall have the power to alter, amend and repeal these By-Laws, regardless of whether the shareholders have previously adopted the By-Law being amended or repealed, subject to the power of the shareholders to change such action; provided, however, that the Board of Directors shall not have the power to amend these By-Laws on any subject that is expressly committed to the shareholders by the express terms hereof, by the Pennsylvania BCL or otherwise.

                                   ARTICLE 11
                     INTERPRETATION OF BY-LAWS; SEPARABILITY

         Section 11.01 . Interpretation. All words, terms and provisions of these By-Laws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

         Section 11.02 . Separability. The provisions of these By-Laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                                   ARTICLE 12
                           DETERMINATIONS BY THE BOARD

         Section 12.01 . Effect of Board Determinations. Any determination involving interpretation or application of these By-Laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.



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